Exhibit 10.3

MGT CAPITAL INVESTMENTS, INC.

VOTING AGREEMENT

This Voting Agreement (the “Agreement”) is made and entered into as of this __day of October, 2015, by and among MGT Capital Investments, Inc., a Delaware corporation (the “Company”), and the person identified on the signature page to this Agreement (the “Shareholder”). Terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement (as defined below).

Witnesseth

Whereas, certain investors, who may include the Shareholder (the “Buyers”), are severally purchasing up to $700,000 of units of the Company’s securities with each unit consisting of one share of common stock and a warrant to purchase two shares of common stock pursuant to a subscription agreement (the “Purchase Agreement”) of even date herewith (the “Financing”); and

Whereas, in connection with the consummation of the Financing, the Company and the Shareholder have agreed to provide for certain and specific obligations with respect to the future voting of its shares of the Company’s capital stock as set forth below and the Company has agreed to deliver this Agreement.

Now, Therefore, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.           Voting.

1.1          Subject Shares.

The Shareholder agrees to hold all shares of voting capital stock of the Company registered in its name or beneficially owned by it as of the date hereof and any and all other securities of the Company legally or beneficially acquired by the Shareholder after the date hereof other than securities purchased in the Financing (hereinafter collectively referred to as the “Subject Shares”) subject to, and to vote the Subject Shares in accordance with, the provisions of this Agreement. Notwithstanding the foregoing, the Shareholder may transfer any Subject Shares if the transferee agrees to be bound by the terms of this Agreement as provided for in Section 1.4 herein.

1.2          Shareholder Approval. On each and all actions or matters relating to obtaining shareholder approval to permit the full exercise of the Warrants in accordance with applicable listing rules of the NYSE MKT (the “Proposal”), the Shareholder agrees to vote all Subject Shares held by it (or the holder thereof shall consent pursuant to an action by written consent of the holders of capital stock of the Company) to approve the Proposal.

1.3          Legend.

(a)          Concurrently with the execution of this Agreement, there shall be imprinted or otherwise placed, on certificates representing the Subject Shares the following restrictive legend (the “Legend”):

1.

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.”

(b)          The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance of otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent Subject Shares theretofore represented by a certificate carrying the Legend. If at any time or from time to time any Investor holds any certificate representing shares of the Company’s capital stock not bearing the aforementioned legend, the Shareholder agrees to deliver such certificate to the Company promptly to have such legend placed on such certificate.

1.4          Successors. The provisions of this Agreement shall be binding upon the successors in interest to any of the Subject Shares. The Company shall not permit the transfer of any of the Subject Shares on its books or issue a new certificate representing any of the Subject Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were an Investor.

1.5          Other Rights. Except as provided by this Agreement or any other Transaction Document, the Shareholder shall exercise the full rights of a holder of capital stock of the Company with respect to the Subject Shares.

1.6          Irrevocable Proxy. To secure the Shareholder’s obligations to vote the Subject Shares in accordance with this Agreement, the Shareholder hereby appoints the Chairman of the Company or its designees, as the Shareholder’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote all of the Shareholder’s Subject Shares solely in connection with the Proposal, as set forth in this Agreement and to execute all appropriate instruments consistent with this Agreement on behalf of the Shareholder if, and only if, the Shareholder fails to vote all of the Shareholder’s Subject Shares or execute such other instruments in accordance with the provisions of this Agreement within five (5) days of the Company’s or any other party’s written request for the Shareholder’s written consent or signature. The proxy and power granted by the Shareholder pursuant to this Section are coupled with an interest and are given to secure the performance of such party’s duties under this Agreement. Such proxy and power will be irrevocable for the term hereof. The proxy and power, so long as any party hereto is an individual, will survive the death, incompetency and disability of such party or any other individual holder of the Shares and, so long as any party hereto is an entity, will survive the merger or reorganization of such party or any other entity holding any Subject Shares.

2.            Termination.

2.1          This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:

(a)          the date of the approval of the Proposal; and

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(b)          the date as of which the parties hereto terminate this Agreement by written consent.

2.2          Notwithstanding anything in Section 2.1 to the contrary, if this Agreement is terminated, then the obligations of the Shareholder under Section 3.1, 3.2 and 3.10 shall survive such termination.

3.            Miscellaneous.

3.1          Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

3.2          Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, and shall be binding upon the parties hereto in the United States and worldwide.

3.3          Amendment or Waiver. This Agreement may be amended or modified (or provisions of this Agreement waived) only upon the written consent of parties hereto. Any amendment or waiver so effected shall be binding upon the Company, the Shareholder hereto and any assignee of any such party.

3.4          Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

3.5          Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators and other legal representatives.

3.6          Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Subject Shares by reason of any stock dividend, stock split, combination of shares, reclassification or the like, such shares or securities shall be deemed to be Subject Shares, as the case may be, for purposes of this Agreement.

3.7          Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one instrument.

3.8          Waiver. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

3.

3.9          Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement by law, or otherwise afforded to any party, shall be cumulative and not alternative.

3.10         Costs and Attorney’s Fees. In the event that any action, suit or other proceeding is instituted based upon or arising out of this Agreement or the matters contemplated herein (whether based on breach of contract, tort, breach of duty or any other theory), the prevailing party shall recover all of such party's costs (including, but not limited to expert witness costs) and reasonable attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

3.11         Notices. All notices required in connection with this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written notification of receipt. All communications shall be sent to the address appearing on the books of the Company or at such other address or electronic mail address as such party may designate by 10 days advance written notice to the other parties hereto.

3.12         Entire Agreement. This Agreement, along with the Purchase Agreement, the Transaction Documents and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

3.13         No Ownership Interest. Except as otherwise provided herein, nothing contained in this Agreement shall be deemed to vest in Company any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. Except as otherwise provided herein, all rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Shareholder, and the Company shall not have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations (as applicable) of the Shareholder or exercise any power or authority to direct the Shareholder in the voting of any of the Subject Shares.

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4.

In Witness Whereof, the parties hereto have executed this Voting Agreement as of the date first above written.

COMPANY:	SHAREHOLDER:

MGT CAPITAL INVESTMENTS,INC.

Signature: